UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana		46410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On May 15, 2012, Ian M. Rolland, who currently serves as a Chairman of the Board of NiSource Inc. (the “Company”), advised the Board of Directors of his intention to retire from the Board of Directors upon expiration of his current term at the 2013 Annual Stockholders’ Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 15, 2012, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 235,576,442 shares of common stock, par value $.01, or approximately 83% of the 283,785,609 shares of common stock outstanding as of the record date, were present in person or by proxy. Set forth below are the matters acted upon by Company stockholders at the Annual Meeting as described the Company’s Proxy Statement filed on April 5, 2012, and the final voting results on each such matter.

Proposal I: Election of Directors. The number of votes cast for and against each nominee, as well as the number of abstentions and broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard A. Abdoo	202,268,813	4,158,295	1,187,920	27,961,414
Aristides S. Candris	204,417,664	1,945,374	1,251,989	27,961,414
Sigmund L. Cornelius	193,089,835	13,336,767	1,188,426	27,961,414
Michael E. Jesanis	203,052,310	3,293,190	1,269,528	27,961,414
Marty R. Kittrell	180,270,617	26,149,925	1,194,486	27,961,414
W. Lee Nutter	201,718,240	4,660,548	1,236,239	27,961,414
Deborah S. Parker	204,095,362	2,263,712	1,255,954	27,961,414
Ian M. Rolland	178,332,699	28,026,891	1,255,438	27,961,414
Robert C. Skaggs	204,634,311	1,899,349	1,081,368	27,961,414
Teresa A. Taylor	204,358,984	1,980,543	1,275,501	27,961,414
Richard L. Thompson	202,272,423	4,109,408	1,233,197	27,961,414
Carolyn Y. Woo	198,883,870	7,621,107	1,110,051	27,961,414

Each nominee, having received more votes in favor of his or her election than against election, was elected.

Proposal II: Ratification of Independent Registered Public Accountants. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
230,118,518	4,500,738	957,184

There were no broker non-votes as to Proposal II.

Proposal II, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was approved.

Proposal III: Advisory Approval of Executive Compensation. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
196,677,959	7,957,046	2,980,023

There were 27,961,414 broker non-votes as to Proposal III.

Proposal III, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was approved on an advisory basis.

Proposal IV: Approval of Amendment to the Company’s Employee Stock Purchase Plan. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
200,857,438	4,150,856	2,606,734

There were 27,961,414 broker non-votes as to Proposal IV.

Proposal IV, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was approved.

Proposal V: Stockholder Proposal Regarding Cumulative Voting. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
51,173,453	154,481,792	1,959,783

There were 27,961,414 broker non-votes as to Proposal V.

Proposal V, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: May 16, 2012	By:	/s/ Robert E. Smith

Robert E. Smith
Vice President and
Assistant Corporate Secretary